Exhibit 99.1

ALLISON TRANSMISSION ADDS JUDY ALTMAIER TO BOARD OF DIRECTORS

INDIANAPOLIS – February 19, 2019 – Allison Transmission Holdings Inc. (NYSE: ALSN), the largest global provider of commercial duty fully-automatic transmissions, announced today that Judy Altmaier has been appointed to its Board of Directors, effective immediately. The appointment of Ms. Altmaier increases the size of the Board to eleven members.

“We are pleased to welcome Judy as a new independent member of our Board of Directors,” said Lawrence E. Dewey, Chairman of the Board of Directors. “We remain focused on constantly strengthening the composition of our Board as we continue to seek excellence as a premier industrial company. Judy’s significant operational experience and strong business leadership will be of great value to Allison and an asset to our Board.”

Ms. Altmaier’s term will expire at the 2019 annual meeting of stockholders. In addition, Ms. Altmaier will also serve as a member of the Board’s Audit Committee.

About Judy Altmaier

Judy Altmaier served as the President of Exmark Manufacturing Co, a subsidiary of The Toro Company, from 2013 until her retirement in January 2019. Prior to that, she was Vice President, Operations and Quality Management of The Toro Company from 2009 until 2013. Before joining Toro, Ms. Altmaier spent more than 25 years with Eaton Corporation, holding positions of increasing responsibility including Vice President of Operations, Auto Group Americas during 2009 and Vice President, General Manager Global Engine Valve Division in Turin, Italy from 2007 until 2009. Ms. Altmaier joined Eaton in 1983 as an accountant.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is the world’s largest manufacturer of fully automatic transmissions for medium- and heavy-duty commercial vehicles, and is a leader in hybrid-propulsion systems for city buses. Allison transmissions are used in a variety of applications including refuse, construction, fire, distribution, bus, motorhomes, defense and energy. Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA and employs approximately 2,700 people worldwide. With a market presence in more than 80 countries, Allison has regional headquarters in the Netherlands, China and Brazil with manufacturing facilities in the U.S., Hungary and India. Allison also has approximately 1,400 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

Forward-Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical fact contained in this press release are forward-looking statements, including all statements regarding future financial results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plans,”

“project,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “forecast,” “could,” “potential,” “continue” or the negative of these terms or other similar terms or phrases. Forward-looking statements are not guarantees of future performance and involve known and unknown risks. Factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made include, but are not limited to: risks related to our substantial indebtedness; our participation in markets that are competitive; general economic and industry conditions; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments and changing customer needs; the failure of markets outside North America to increase adoption of fully-automatic transmissions; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; the concentration of our net sales in our top five customers and the loss of any one of these; risks associated with our international operations; brand and reputational risks; our intention to pay dividends; and labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contact

Melissa Sauer, Executive Director, Corporate Affairs & Communications,

melissa.sauer@allisontransmission.com, 317-242-3855